EXHIBIT 10(ii).7
                                       SIXTH AMENDMENT
                                  TO SECURED LOAN AGREEMENT


       This Sixth Amendment to Secured Loan Agreement (this "Amendment") is entered into as of the _______ day of June, 1994 and is by and between Household Bank, f.s.b. ("Bank") as assignee of Household Commercial of California, Inc. ("Commercial") and International Technology Corporation ("Guarantor") and IT Corporation ("Borrower").

       WHEREAS, Commercial, Borrower, and Guarantor entered into that certain Secured Loan Agreement dated as of April 20, 1990 (as amended by that certain First Amendment to Secured Loan Agreement dated as of June 16, 1992, that certain Second Amendment to Secured Loan Agreement dated June 28, 1993, that certain Third Amendment to Secured Loan Agreement dated as of November 15, 1993, that certain Fourth Amendment to Secured Loan Agreement dated as of February 11, 1994, and that certain Fifth Amendment to Secured Loan Agreement dated as of March 31, 1994, the "Agreement");

       WHEREAS, Commercial has assigned and transferred its interest under the Agreement to Bank; and

       WHEREAS, Bank, Borrower and Guarantor wish to amend certain financial covenants in the Agreement;

       NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY FOR
WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO HEREBY AGREE AS
FOLLOWS:

       1.A.   Section 10.B.2(a) of the Agreement is amended by amending
and restating thereof in its entirety to read as follows:

       "Debt Service Coverage Ratio.             The Guarantor will have on a
       consolidated basis as at the end of each fiscal quarter for the preceding twelve (12) month period, a Debt Service
       Coverage Ratio of not less than the corresponding ratio for such period set forth in the table below:

                                                        Debt Service
              Fiscal Quarter Ending                     Coverage Ratio

              March 31, 1994                            1.30 to 1.00
              June 30, 1994                             1.08 to 1.00
              September 30, 1994                        1.08 to 1.00
              December 31, 1994                         1.25 to 1.00
              March 31, 1995                            1.35 to 1.00


       Such Debt Service Coverage Ratio shall be calculated as:

       (x) The sum of (i) the consolidated net income of the Guarantor for the respective twelve-month period, before net interest expense and taxes plus (ii) depreciation expense during such period less capital expenditures made during such period divided by

       (y)           The sum of (i) net interest expense for such period,
              (ii) tax expense for such period less deferred taxes not currently paid, (iii) the principal payments which are scheduled to become due on long term indebtedness (but excluding outstanding advances or letters of credit under any revolving credit agreement of Guarantor) during the twelve-month period commencing on the date of calcula-tion, and (iv) dividends paid during such period.

              In calculating the amount described in clause (x)(i) above, there shall be excluded (a) up to $4,500,000 in pre-tax charges otherwise included in selling, general and administrative expenses as reflected in the Guarantor's financial statements relating to the Murray Hutchison retirement benefits for the period ending March 31, 1994, (b) up to $2,500,000 in pre-tax write-offs associated with Guarantor's Saltend project for the period ended March 31, 1994, and (c) up to $10,000,000 in charges in the first and/or second quarter of fiscal year 1995 in connection with the restructuring of Guarantor's analytical laboratory business into a joint company with Corning, Inc."

       2. Section 10.B.2(b) of the Agreement is amended by amending and restating it in its entirety to read as follows:

              "Adjusted Debt Service Coverage Ratio.   The Guarantor
       will have on a consolidated basis as of the end of each fiscal quarter for the preceding twelve (12) month period, an adjusted debt service coverage ratio not less than the corresponding ratio set forth in the table below:

              Fiscal Quarter Ending                     Ratio

              March 31, 1994                            .75 to 1.00
              June 30, 1994                             .58 to 1.00
              September 30, 1994                        .54 to 1.00
              December 31, 1994                         .58 to 1.00
              March 31, 1995                            .78 to 1.00






       Such ratio shall be calculated as:

       (x) The sum of (i) the consolidated net income of the Guarantor for the respective twelve-month period, before net interest expense and taxes plus (ii) depreciation expense during such period less capital expenditures made during such period divided by

       (y)           The sum of (i) net interest expense for such period,
              (ii) tax expense for such period less deferred taxes not currently paid, (iii) the principal payments which are scheduled to become due on long term indebtedness (but excluding outstanding advances or letters of credit under any revolving credit agreement of Guarantor) during the twelve-month period commencing on the date of calculation, (iv) expenditures (both capital and ordinary) made during such period in connection with the closure of any of the Guarantor's past or present hazardous waste disposal sites, and (v) dividends paid during such period.

       In calculating the amount described in clause (b)(y)(iv) above, there shall be excluded (x) any amounts included in the Guarantor's income statement as expenses, and (y) any amounts funded by the dedicated trust fund or annuities purchased for this purpose.

              In calculating the amount described in clause (x)(i) above, there shall be excluded (a) up to $4,500,000 in pre-tax charges otherwise included in selling, general and administrative expenses as reflected in the Guarantor's financial statements relating to the Murray Hutchison retirement benefits for the period ending March 31, 1994, (b) up to $2,500,000 in pre-tax write-offs associated with Guarantor's Saltend project for the period ended March 31, 1994, and (c) up to $10,000,000 in charges in the first and/or second quarter of fiscal year 1995 in connection with the restructuring of Guarantor's analytical laboratory business into a joint company with Corning, Inc."

       3. Borrower and Guarantor represent and warrant that an amendment on terms substantially similar to those set forth in Sections 1 and 2 hereof have been obtained from and executed by Guarantor's bank creditors pursuant to a credit agreement dated August 27, 1991, as amended, as of the date hereof.

       4. Except as amended hereby, all of the remaining terms and conditions of the Agreement shall remain in full force and effect, and each party signing below agrees that, except as modified hereby, its obligations under the Agreement shall remain in full force and effect.

GUARANTOR:

INTERNATIONAL TECHNOLOGY CORPORATION

By:                  ANTHONY J. DELUCA
Name Printed:        Anthony J. DeLuca
Title:               CFO

BORROWER:

IT CORPORATION

By:                  ANTHONY J. DELUCA
Name Printed:        Anthony J. DeLuca
Title:               CFO

HOUSEHOLD BANK, f.s.b.

By:                  MICHAEL J. URLICH
Name Printed:        Michael J. Urlich
Title:               Vice President